Exhibit 10.2

AMENDMENT TO

MILLENDO THERAPEUTICS, INC.

2019 EQUITY INCENTIVE plan

Whereas, the Board of Directors (the “Board”) of Millendo Therapeutics, Inc. (the “Company”) previously approved and adopted the 2019 Equity Incentive Plan (the “Plan”);

Whereas, the Board has delegated authority to the Compensation Committee of the Board (the “Committee”) to administer the Plan;

Whereas, the Committee has determined that it is in the best interest of the Company to amend the Plan as set forth in this Amendment; and

Whereas, the Committee has the authority to amend the Plan pursuant to Section 2(b)(vi) of the Plan.

Now, Therefore, the Plan is hereby amended as follows:

1.                   Section 9(c) of the Plan is hereby amended to add the following paragraph to the end thereof:

“Notwithstanding the foregoing, if the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding Stock Awards or substitute similar awards for such outstanding Stock Awards, then the vesting and exercisability of any Stock Awards that are subject to time-based vesting requirements will be accelerated in full to a date prior to the effective time of such Transaction (contingent upon the effectiveness of the Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is 15 days prior to the effective time of the Transaction). If a Stock Award becomes fully vested and exercisable in lieu of assumption or substitution in the Transaction, the Board shall notify the impacted Participants in writing or electronically thereof, and the Stock Award shall terminate if not exercised (if applicable) at the effective time of the Transaction (contingent upon the effectiveness of the Transaction).”

2.                   All other terms and conditions of the Plan shall remain in full force and effect.

3.                   Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Compensation Committee of the Board of Directors of the Company as of June 17, 2020.

/s/ Tamara Joseph
Tamara Joseph
General Counsel